SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2007

FIRST UNITED CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	01-4237	52-1380770
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

19 South Second Street, Oakland, Maryland 21550
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (301) 334-9471

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Plans.

Adoption of the Change in Control Severance Plan

On February 14, 2007, upon the recommendation of the Compensation Committee of the Board of Directors of the Corporation, the Board approved and adopted the First United Corporation Change in Control Severance Plan (the “Severance Plan”) and the Corporation’s entry into agreements thereunder (“Severance Agreements”) with certain executive officers, including its principal executive officer, its principal financial officer, and its “named executive officers” (as defined in Item 402 of Regulation S-K).

The Severance Plan is administered by the Compensation Committee. Each Severance Agreement generally provides that, if the participant’s employment is terminated by the Corporation without “Cause” (as defined in the Severance Agreement) or by the participant for “Good Reason” during the period commencing on the date that is 90 days before a “Change in Control” (as defined in the Severance Plan) and ending on the first anniversary of a Change in Control (the “Protection Period”), he or she will be entitled to (i) receive a lump sum cash payment equal to two times (2.99 times for Mr. Grant) his or her Final Pay, (ii) the immediate vesting of all equity-based compensation awards that have been granted to the participant (that have not been exercised or paid or expired or lapsed pursuant to their terms), (iii) continued coverage for 24 months under the Corporation’s group health and dental plan (or, if the participant is not eligible for such coverage, a monthly cash payment equal to the monthly premium for a similar policy), and (iv) outplacement services for up to 12 months. For purposes of the foregoing, the term “Final Pay” means the participant’s annual base salary for the year in which the termination occurs, plus the greater of (x) his or her targeted cash bonus for that year or (y) the actual cash bonus earned for the year immediately preceding the year of termination. The term “Good Reason” is defined in each Severance Agreement, but generally includes a material and adverse change to the participant’s employment status, position or duties, a 10% or greater reduction to his or her base salary or targeted bonus, the failure by the Corporation to maintain an employee benefit plan in which the participant was participating at the time of the Change in Control (other than because of the expiration of its normal term) or the taking of any other action by the Corporation that has a material and adverse impact on the participant’s participation in or benefits under any such plan, a requirement that the participant relocate more than 50 miles from his or her office immediately prior to the Change in Control, and the failure by any successor to the Corporation to assume the Severance Plan. In addition, Mr. Grant’s Severance Agreement provides that “Good Cause” also includes the termination of his status as the Chief Executive Officer of a company whose stock is traded on a national securities exchange.

For all participants other than William B. Grant, the Severance Agreement provides that the amount of all severance benefits described above, plus the amount of all benefits under any other plan or arrangement, the payment of which is deemed to be contingent upon a change in the ownership or effective control of the Corporation (as determined under Section 280G of the Internal Revenue Code), may not exceed 2.99 times the participant’s “annualized includable compensation for the base period” (i.e., the average annual compensation that was includable in his or her gross income for the last five taxable years ending before the date on which the Change in Control occurs). In the event the amount of the benefits payable to Mr. Grant under his Severance Agreement and all other arrangements the payment of which is deemed to be contingent on a Change in Control exceeds 2.99 times his annualized includable compensation for the base period, he will be entitled to a tax gross-up payment from the Corporation to cover any excise tax imposed by Section 4999 of the Internal Revenue Code or any similar state or local tax law, and any interest or penalties payable with respect to such taxes, on the amount of such benefits and the gross-up tax payment.

The timing of the distribution of some or all of these severance benefits may be subject to a six-month waiting period under Section 409A of the Internal Revenue Code (“Section 409A”) to the extent the participant is considered to be a “key employee” of the Corporation.

Each Severance Agreement has an initial three-year term and automatically renews for additional one-year terms unless the Corporation provides the participant with six-months prior notice of its intention to not renew the Severance Agreement, except that the Severance Agreement will automatically terminate at the expiration of the Protection Period. Additionally, if a participant’s employment is terminated other than for Cause during the Protection Period, the Severance Agreement will continue until the end of the Protection Period notwithstanding the then current term. The Severance Plan and the Severance Agreements may be amended by the Board of Directors at any time, except that an amendment generally may not be made without a participating participant’s written consent if such amendment would adversely effect the participant’s interests. Any amendment may be made without a participant’s consent, however, if the amendment is required to comply with applicable law.

Amendment and Restatement of the Supplemental Executive Retirement Plan

Also on February 14, 2007, the Board of Directors of First United Bank & Trust, the Corporation’s bank subsidiary (the “Bank”), approved and adopted amendments to the First United Bank & Trust Supplement Executive Retirement Plan (the “SERP”) and to the related SERP agreements (the “SERP Agreements”) with certain executive officers, including the principal executive officer of the Corporation, the principal financial officer of the Corporation, and the Corporation’s other “named executive officers”. The amendments were intended to (i) bring the SERP into compliance with Section 409A, (ii) make certain terms of the SERP similar to the terms of the Severance Plan and (iii) clarify certain ambiguities that existed in the SERP and the SERP Agreements.

The following is a summary of the material amendments to the SERP and SERP Agreements:

•
The major changes related to Section 409A included the replacement of the concept of “termination of employment” with “Separation from Service”, as that term is defined in Section 409A, revisions to the definition of “Change in Control”, the addition of a restriction of timing of benefit payments to certain “key employees”, and revisions to other benefit payment provisions.

•
The definition of “Final Pay” was changed from the average of the three highest annual pay periods over the five years preceding the Normal Retirement (as defined in the Plan), based on the participant’s W-2 pay, to the participant’s annual salary for the year in which a Separation from Service occurs plus the greater of (i) the maximum targeted cash bonus for that year or (ii) the actual cash bonus paid for the year immediately preceding the year in which the Separation from Service occurred. This change was meant to make the SERP’s terms similar to the terms of the Severance Plan and also to ensure that any long-term incentive awards, such as stock option grants or restricted stock awards, that may be granted in future periods will not skew the computation of Final Pay.

•
The definition of the term “Triggering Event” in the SERP, which is an event following a Change in Control that will entitle the participant to receive SERP benefits, was amended so that it was substantially similar to the definition of “Good Reason” in the Severance Plan.

•
The provision of the SERP Agreements relating to the accrual of the SERP benefit that is to be paid at Normal Retirement was clarified to ensure that it expressed the true intentions behind the SERP. This benefit is 2.5% of Final Pay for each year of service up to 24 years of service and 1% of Final Pay for each additional year completed after reaching Normal Retirement Age up to five additional years, for a maximum benefit of 65% of Final Pay for 29 years of service. As originally drafted, it was unclear as to when, exactly, a participant stopped accruing benefits at the rate of 2.5% of Final Pay and began accruing benefits at the 1% rate.

•
As originally drafted, the SERP provided for different benefits upon a Change in Control to participants who entered the SERP prior to March 15, 2002 than the benefits paid to those that entered the SERP after that date. Specifically, participants who entered the SERP prior to March 15, 2002 would receive the greater of (i) 60% of Final Pay or (ii) the Normal Retirement benefit already earned, while other participants would received the Normal Retirement benefit actually accrued under the formula stated in the foregoing bullet point. This distinction has been eliminated so that all participants are now treated equally.

•
Each existing SERP Agreement was revised to give each current participant immediate credit for 24 years of service (i.e., entitlement to 60% of Final Pay), subject to reversion to his or her actual years of service if he or she voluntarily terminates employment other than because of (i) the relocation by the Bank of the participant’s employment to a location more than 50 miles from his or her place of employment immediately prior to the relocation, (ii) a 10% or greater reduction by the Bank in the participant’s compensation for any year from the prior year’s compensation (disregarding any reduction in bonus or incentive compensation payments which occurs in accordance with the terms of any written bonus or incentive compensation program), or (iii) a change by the Bank to the participant’s position that results in the participant not being deemed an executive officer of the Bank without good reason. New participants will be required to earn benefits under the normal accrual regime.

•
The provisions of the SERP Agreements relating to the SERP benefit to be paid upon a Change in Control and subsequent Triggering Event have been clarified to state that such benefits will not be paid until the earlier of the date the participant reaches age 60 or dies. Mr. Grant’s SERP Agreement was additionally revised consistent with the Severance Plan to remove the provision that limited the maximum amount of SERP benefits payable following a Change in Control and subsequent Triggering Event to the maximum benefit that may be paid under Section 280G of the Internal Revenue Code without triggering an excise tax (taking into account all change in control benefits that are payable to the participant under all arrangements).

•
The SERP Agreements contain, and condition the receipt of SERP benefits on compliance with, a non-compete clause, a non-disparagement clause, and a provision requiring certain consultative services following termination of employment. As originally drafted, the term of the non-compete clause was unlimited. This term has been reduced to three years. In addition, the requirement that a terminated participant remain available for consultative services has been revised to require 6 hours of services per month for 12 months following termination. Finally, the non-compete clause and the requirement for post-employment consultative services were revised to exclude participants who are terminated following a Change in Control and subsequent Triggering Event.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed or furnished with this report:

Exhibit 10.1	First United Corporation Change in Control Severance Plan (filed herewith)

Exhibit 10.2	Change in Control Severance Plan Agreement with William B. Grant (filed herewith)

Exhibit 10.3	Form of Change in Control Severance Plan Agreement with executive officers other than William B. Grant (filed herewith)

Exhibit 10.4	First United Bank & Trust Amended and Restated Supplemental Executive Retirement Plan (filed herewith)

Exhibit 10.5	Amended and Restated SERP Agreement with William B. Grant (filed herewith)

Exhibit 10.6	Form of Amended and Restated SERP Agreement with executive officers other than William B. Grant (filed herewith)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST UNITED CORPORATION

Dated: February 20, 2007	By:	/s/ Robert W. Kurtz
Robert W. Kurtz President and Chief Risk Officer

EXHIBIT INDEX

Exhibit	Description
10.1	First United Corporation Change in Control Severance Plan (filed herewith)

10.2	Change in Control Severance Plan Agreement with William B. Grant (filed herewith)

10.3	Form of Change in Control Severance Plan Agreement with executive officers other than William B. Grant (filed herewith)

10.4	First United Bank & Trust Amended and Restated Supplemental Executive Retirement Plan (filed herewith)

10.5	Amended and Restated SERP Agreement with William B. Grant (filed herewith)

10.6	Form of Amended and Restated SERP Agreement with executive officers other than William B. Grant (filed herewith)